UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2025
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, Vistagen Therapeutics, Inc. (the “Company”) announced the appointment of Ms. Elissa Cote as the Company’s Chief Corporate Development Officer, effective June 23, 2025. A copy of the press release announcing Ms. Cote’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Ms. Cote, age 50, brings seasoned leadership and broad experience across small to large-cap public biopharmaceutical companies, with a strong track record in strategic, transactional, and operational roles. Since 2022 and prior to joining the Company, Ms. Cote served as fractional Chief Business Officer and strategic advisor to several biopharmaceutical clients. From 2015 to 2022, Ms. Cote served in multiple senior-level roles at Mallinckrodt Pharmaceuticals and Sucampo Pharmaceuticals (acquired by Mallinckrodt Pharmaceuticals in 2018), including Chief Strategy and Business Development Officer, where she led business development, licensing transactions, and strategic divestitures aligned with the global enterprise strategy. Ms. Cote has also held leadership positions and roles of increasing responsibility MedImmune Inc., the global biologics division of AstraZeneca PLC. Earlier in her career, Ms. Cote was a management consultant with Accenture plc. Ms. Cote holds a Bachelor of Arts from Union College and a Corporate M&A certification from Columbia Business School.

Except as disclosed herein, there are no arrangements or understandings between Ms. Cote and any other person pursuant to which she was appointed as the Company’s Chief Corporate Development Officer, and Ms. Cote is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, the Company and Ms. Cote entered into an Indemnification Agreement (the “Indemnification Agreement”), a copy of which is attached hereto as Exhibit 10.1. The Indemnification Agreement requires the Company to indemnify Ms. Cote to the fullest extent permitted under Nevada law against liability that may arise by reason of her service to the Company, and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits
(d)Exhibits Index

Exhibit No.	Description

10.1	Indemnification Agreement by and between Vistagen Therapeutics, Inc. and Elissa Cote, dated June 23, 2025
99.1	Press Release issued by Vistagen Therapeutics, Inc., dated June 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: June 25, 2025	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer